Exhibit 21.1
Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary	Jurisdiction of Formation
1. 234DP Aviation, LLC	Delaware
2. A&W Concentrate Company	Delaware
3. Americas Beverages Management GP	Nevada
4. AmTrans, Inc.	Illinois
5. Berkeley Square US, Inc.	Delaware
6. Beverage Investments LLC	Delaware
7. Beverages Delaware Inc.	Delaware
8. DP Beverages Inc.	Delaware
9. DPS Americas Beverages, LLC.	Delaware
10. DPS Beverages, Inc.	Delaware
11. DPS Finance II, Inc.	Delaware
12. DPS Holding Inc.	Delaware
13. Dr Pepper Company	Delaware
14. Dr Pepper Snapple Group Employee Relief Fund	Texas
15. Dr Pepper/Seven Up Beverage Sales Company	Texas
16. Dr Pepper/Seven Up Manufacturing Company	Delaware
17. Dr Pepper/Seven Up, Inc.	Delaware
18. High Ridge Investments US, Inc.	Delaware
19. International Beverage Investments GP	Delaware
20. International Investments Management LLC	Delaware
21. Juice Guys Care, Inc.	Massachusetts
22. Mott’s General Partnership	Nevada
23. Mott’s LLP	Delaware
24. MSSI LLC	Delaware
25. Nantucket Allserve, Inc.	Massachusetts
26. Nuthatch Trading US, Inc.	Delaware
27. Pacific Snapple Distributors, Inc.	California
28. Royal Crown Company, Inc.	Delaware
29. Snapple Beverage Corp.	Delaware
30. Snapple Distributors, Inc.	Delaware
31. Splash Transport, Inc.	Delaware
32. The American Bottling Company	Delaware
33. Canada Dry Mott’s Inc.	Canada
34. Aguas Minerales International Investments B.V.	Netherlands
35. Bebidas Americas Investments B.V.	Netherlands
36. Comercializadora de Bebidas, SA de CV	Mexico
37. Compania Exportadora de Aguas Minerales, S.A. de C.V.	Mexico
38. Distribuidora Anahuac, S.A. de C.V.	Mexico
39. Distribuidora de Aguas Minerales, S.A. de C.V.	Mexico
40. Peñafiel Aguas Minerales SA de CV	Mexico
41. Peñafiel Bebidas SA de CV	Mexico

Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary	Jurisdiction of Formation
42. Peñafiel Servicios Comerciales, S.A. de C.V.	Mexico
43. Peñafiel Servicios S.A. de C.V.	Mexico
44. Embotelladora Balseca, S.A. de C.V.	Mexico
45. Embotelladora Mexicana de Agua, SA de CV	Mexico
46. Embotelladora Orange Crush, S.A.	Mexico
47. Industria Embotelladora de Bebidas Mexicanas, SA de CV	Mexico
48. Manantiales Penafiel, S.A. de C.V.	Mexico
49. Snapple Beverage de Mexico, S.A. de C.V.	Mexico